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                                                                    EXHIBIT 23.1



             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" in the Registration Statement (Form S-3 No. 333-47160, as amended) and related Prospectus of Carreker Corporation (formerly Carreker-Antinori, Inc.) for the registration of 5,175,000 shares of its common stock and to the incorporation by reference therein of our report dated March 7, 2000, with respect to the consolidated financial statements of Carreker Corporation included in its Annual Report (Form 10-K) for the year ended January 31, 2000, filed with the Securities and Exchange Commission.




                                             /s/ Ernst & Young LLP
Dallas, Texas
November 2, 2000